UNITED STATES

SECURITIES EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

ERF WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2911 South Shore Blvd., Suite 100, League City, Texas 77573
(Address of principal executive offices ) (Zip Code)

(281) 538-2101
Registrant's telephone number, including area code
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – Securities and Trading Markets

ITEM 1.01  Entry into a Material Definitive Agreement

The registrant, ERF Wireless, Inc. is referred to herein as “we”, “our” or “us”.

On January 29, 2014 and on April 24, 2014, we completed Settlement Agreements and Stipulation with CP US Income Group, LLC (“CP”) and IBC Fund, LLC (“IBC”), respectively, whereby in settlement of $150,000, and $172,500 we owed to Angus Capital Partners (“Angus”) pursuant to a 2006 Note we had with Angus (the “Angus Note”), we agreed to allow (a) CP to purchase $150,000 of the Angus Note from Angus; and (b) IBC to purchase $172,500 of the Angus Note from Angus.

On January 29, 2014, Angus sold to CP $142,500 of the $150,000 debt that we owed to Angus pursuant to an agreement between Angus and CP to purchase the $142,500 of debt (the “Claim Purchase Agreement CP”). On April 24, 2014, Angus sold to IBC $150,000 of the debt that we owed to Angus pursuant to an agreement between Angus and IBC to purchase the $150,000 of debt (the “Claim Purchase Agreement IBC”).

Item  SECTION 3 – Securities and Trading Markets

ITEM 3.02.   Unregistered Sales of Equity Securities

In connection with the Claim Purchase Agreement CP, in the period from January 29, 2014 to September 5, 2014 we issued an aggregate of 522,000 common stock shares (the “522,000 Shares”).  The 522,000 Shares were issued at an average of $0.15 per share.  The issuance of the 522,000 Shares constitutes 5.57% of our issued and outstanding shares based on 9,366,523 shares issued and outstanding as of September 5, 2014.

In connection with the Claim Purchase Agreement IBC, in the period from April 24, 2014 to September 5, 2014 we issued an aggregate of 1,330,000 common stock shares (the “1,330,000 Shares”).  The 1,330,000 Shares were issued at an average of $0.06 per share.  The issuance of the 1,330,000 Shares constitutes 14.2% of our issued and outstanding shares based on 9,366,523 shares issued and outstanding as of September 5, 2014.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Stipulation with CP US Income Group, LLC

10.2	Claim Purchase Agreement CP

10.3	Settlement Agreement and Stipulation with IBC Funds, LLC

10.4	Claim Purchase Agreement IBC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.
By:	/s/ H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer

September 5, 2014

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